                                                                     EXHIBIT 4.1

                                                                 [Series C MTNs]

                                 [Face of Note]

CUSIP NO.
                                                      PRINCIPAL AMOUNT:  $

REGISTERED NO.

                              WELLS FARGO & COMPANY

                                     FORM OF

                      MEDIUM-TERM FIXED RATE NOTE, SERIES C

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

[_]  Check this box if this Security is a Global Security.

         Applicable if this Security is a Global Security:

         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         [If applicable, this Security will contain information required by U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]

ORIGINAL ISSUE DATE:             ISSUE PRICE:    %                   INTEREST RATE PER ANNUM:



STATED MATURITY DATE:            INTEREST PAYMENT DATES:             REGULAR RECORD DATES:


OPTIONAL REDEMPTION:             INITIAL REDEMPTION PERCENTAGE:      ANNUAL REDEMPTION
                                                                     PERCENTAGE REDUCTION:


INITIAL REDEMPTION DATE:         SINKING FUND:                       OPTION TO ELECT REPAYMENT:


OPTIONAL REPAYMENT DATE(S):      MINIMUM DENOMINATIONS:              DEPOSITARY (Only applicable
                                     [_]   $1,000                    if this Security is a Global Security):
                                     [_]   Other

SPECIFIED CURRENCY:

OTHER/ADDITIONAL TERMS:                                    ADDENDUM ATTACHED:


     WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _______________________ Dollars ($______________)
on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to such date) and to pay interest, if any, on the principal amount hereof at the Interest Rate shown above (computed on the basis of a 360-day year of twelve 30-day months), semi-annually on each Interest Payment Date set forth above from and after the date of this Security and at Maturity until payment of the principal amount hereof has been made or duly provided for. Unless this Security is a Security which has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the Original Issue Date indicated above. If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date indicated above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to herein below, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date (whether or not a Business Day) next preceding such Interest Payment Date, and interest payable upon Maturity will be paid to the person to whom principal is payable.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Terms" apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such "Other/Additional Terms."

     The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

     Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in New York City or Minneapolis, Minnesota. The Company has initially appointed Wells Fargo Bank Minnesota, National Association as the Paying Agent at its corporate trust offices at Minneapolis, Minnesota.

     If this Security is a Global Security: Payments of principal and any premium and interest on this Security will be made to DTC or its nominee, as Holder of this Security, by wire transfer of immediately available funds.

     If this Security is not a Global Security: Payment of interest on this Security (other than payments of interest at Maturity) will be made by check mailed to the Person entitled thereto at such Person's last address as it appears in the Security Register or, in the case of a Holder of $50,000,000 or more in aggregate principal amount of Securities of this series having the same Interest Payment Date, by wire transfer of immediately available funds to such account as may have been designated by such Holder. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its corporate trust office not later than 10 calendar days prior to the applicable Interest Payment Date and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further payments with respect to this Security payable to such Holder. Payment of principal of and interest, if any, on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in New York City or Minneapolis, Minnesota.

     The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

     Any payment on this Security due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue on the amount so payable for the period from and after such date. For purposes of this Security, "Business Day" means any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized or required by law or regulation to close in New York City or Minneapolis, Minnesota.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:  ____________________

                                         WELLS FARGO & COMPANY



                                         By:_________________________________
                                           Its:______________________________

[SEAL]
                                         Attest:_____________________________
                                           Its:______________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

CITIBANK, N.A.,
     as Trustee

By:_____________________________________
     Authorized Signature

                  OR

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Authenticating Agent for the Trustee


By:_____________________________________
     Authorized Signature

                                [Reverse of Note]

                              WELLS FARGO & COMPANY

                      MEDIUM-TERM FIXED RATE NOTE, SERIES C

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

General

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series C, of the Company, which series is limited to an aggregate principal amount of $10,000,000,000 or the equivalent thereof in one or more foreign or composite currencies minus the aggregate principal amount of the Company's Subordinated Medium-Term Notes, Series D which may be issued from time to time. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

     The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depository or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

Events of Default

     If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligation of the Company Absolute

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money or Eligible Instruments as provided in Section 401 or 403 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

Defeasance and Covenant Defeasance

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

     If so provided on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed multiplied by a percentage (the "Redemption Percentage"), together with accrued interest, if any, to the Redemption Date. The Redemption Percentage shall initially be equal to the Initial Redemption Percentage specified on the face hereof and shall decline at each anniversary of the Initial Redemption Date by the amount of the Annual Redemption Percentage Reduction specified on the face hereof, until the Redemption Percentage is equal to 100%. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Redemption Date to each Holder of the Securities of this series to be redeemed. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Sinking Fund

     Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

Repayment

     If so provided on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the principal amount to be repaid, plus accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 45 days prior to an Optional Repayment Date, either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Security and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries to are to be made is Sixth and Marquette, Minneapolis, Minnesota 55479 (or, at such other place as the Company shall notify the Holders of the Securities of this series). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Authorized Denominations

     Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

     Upon due presentment for registration of transfer of this Security at the corporate trust office of the Trustee in the City of New York or at the corporate trust office of the Paying Agent in Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

     If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after receiving such notice or after becoming aware that the Depositary has ceased to be so registered as a clearing agency, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

     If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No Personal Recourse

         No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

     This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

                             ____________________


                            OPTION TO ELECT REPAYMENT

              TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT


                             ____________________


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security as specified below (the "Repayment Date"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest to the Repayment Date, to the undersigned, _________________________________________________________________________, at
_________________________________________________________________ (please print or typewrite name and address of the undersigned).

     For this option to elect repayment to be effective, the Company must receive, at the applicable address of the Paying Agent set forth in the within Security or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 45 days prior to an Optional Repayment Date, either (i) this Security, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Security, (b) the principal amount of the Security and the amount of the Security to be repaid,
(c) a statement that the option to elect repayment is being irrevocably exercised thereby, and (d) a guarantee stating that the Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day).

     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $__________.

     If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $______________.


Date:  _________________          _____________________________________________
                                  Notice: The signature to this Option to Elect
                                  Repayment must correspond with the name as written upon page 2 of the within Security in every particular without alteration or enlargement or any change whatsoever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in common

TEN ENT  --  as tenants by the entireties

JT TEN   --  as joint tenants with right
             of survivorship and not
             as tenants in common

UNIF GIFT MIN ACT  --  _________________ Custodian ___________________
                            (Cust)                       (Minor)

Under Uniform Gifts to Minors Act


_____________________________
          (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

_____________________________

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) the within Security of WELLS FARGO & COMPANY and all rights thereunder and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:  _________________________


                                                         _____________________

                                   Signature Guaranteed: _____________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.